UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2004
Date of Report
(Date of earliest event reported)

SCIENTIFIC TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Oregon	0-12254	77-0170363
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6550 Dumbarton Circle
Fremont, CA    94555
(Address of principal executive offices including zip code)

(510) 608-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) After 17 years with Scientific Technologies, Richard O. Faria, its Vice President and Chief Financial Office, retired from his position effective November 16, 2004. Mr. Faria will remain employed in an advisory capacity by Scientific Technologies during a transition period after his retirement through at least March 31, 2005.

(c) Effective November 16, 2004, Scientific Technologies has employed a new Chief Financial Officer, Ralph Marimon, 47, who will serve in that capacity on a permanent basis. Prior to his appointment as Chief Financial Officer, Mr. Marimon was employed by Scientific Technologies as Vice President, Finance and Administration, since May 2004. Mr. Marimon previously served as Chief Financial Officer for Com21, Inc. from November, 2001 until September 2003. From June, 1999 until November 2001 Mr. Marimon was employed by Com21 as Corporate Controller and Vice President, Finance. Prior to Com21, Mr. Marimon spent 11 years at KLA-Tencor, Inc. in a variety of executive financial management positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004	Scientific Technologies Inc.
By: /s/ Joseph J. Lazzara Joseph J. Lazzara Chief Executive Officer